Mogul Energy International, Inc.
520 Pike Street, Suite #2210
Seattle, Washington
U.S.A    98101

NAEEM TYAB
President

 (206) 357-4220
 naeem@mogulenergy.com

July 30, 2007

Sea Dragon Energy Inc.
Suite 1112 - 207 West Hastings Street
Vancouver, BC V6B 1H7
Canada

Attention:  David Thompson, President

Dear Sirs:

Re:	Proposed Business Combination of Mogul Energy International, Inc., and Sea Dragon Energy, Inc.

Subject to and in accordance with the terms and conditions hereinafter contained, this letter agreement is intended to set forth the basic terms and conditions of a proposed business combination (the “Business Combination”) of Mogul Energy International, Inc. (“Mogul”) and Sea Dragon Energy, Inc. (“Sea Dragon”).  This letter agreement is further intended to govern the parties’ conduct until such time as the parties determine to proceed with the Business Combination and execute a binding definitive agreement (the “Definitive Agreement”), or this letter agreement has been terminated in accordance with its terms.  This letter agreement shall be superseded in its entirety by the Definitive Agreement.

The parties hereto hereby represent, warrant, acknowledge and agree as follows:

1.
Mogul Energy International, Inc., is a company existing under the laws of Delaware, with its principal place of business in Seattle, Washington.  Mogul is a reporting issuer in the United States of America, and the common shares of Mogul are listed on the NASD Over The Counter Bulletin Board (OTCBB) system (the “Exchange”) and the Frankfurt Stock Exchange (FSE).

2.	Mogul currently has 38,561,810 common shares (the “Mogul Shares”) outstanding and 625,000 shares reserved for issuance upon the exercise of warrants.

3.
Mogul intends to grant stock options (the “Mogul Options”) to Mogul management and directors to acquire an aggregate of 2,300,000 additional common shares in the capital of Mogul at a price to be determined by the Board of Directors.  It is anticipated that the following individuals will be granted Mogul Options in the amounts indicated below, and further detailed in Schedule A, attached hereto:

•	Naeem Tyab – 1,000,000;
•	Sean Malcolm – 650,000;
•	Ernie Pratt – 250,000;
•	Jeff Ratcliffe – 200,000; and
•	Creenagh Flynn – 200,000.

4.	Other than the Mogul Options and the reservation for warrants, no other securities of Mogul, convertible or exchangeable into shares of Mogul, are outstanding.

5.	Sea Dragon is a company existing under the federal laws of Canada.

6.
Sea Dragon currently has 40,497,500 common shares (the “Sea Dragon Shares”) outstanding.  Sea Dragon has also issued warrants to acquire an aggregate of 3,873,750 common shares in the capital of Sea Dragon at a price of $0.30 per share (the “Sea Dragon Warrants”). Sea Dragon has granted compensation options to acquire an aggregate of 529,000 common shares in the capital of Sea Dragon at a price of $0.20 per share (the “Sea Dragon Finder’s Options”) as part of a finder’s fee in connection with a non-brokered private placement completed by Sea Dragon.

7.
Sea Dragon has agreed to grant stock options to acquire up to an aggregate of 2,100,000 common shares in the capital of Sea Dragon at a price of $0.20 per share (the “Sea Dragon Options”), to the following individuals:

•	David Thompson – 500,000;
•	Parvez Tyab – 500,000;
•	Ahmed Farid Ahmed Moaaz – 500,000;
•	Barry G.M. Wood – 500,000; and
•	Jeff Ratcliffe – 100,000.

Other than the Sea Dragon Shares, the Sea Dragon Finder’s Options, the Sea Dragon Warrants, and the Sea Dragon Options, no other securities of Sea Dragon, convertible or exchangeable into shares of Sea Dragon, are outstanding on the date hereof.

8.	Sea Dragon has a 40% working interest in the concession known as the East Wadi Araba located in the Gulf of Suez, Egypt.

9.
Mogul and Sea Dragon will combine pursuant to an amalgamation agreement, share exchange agreement, or such other agreement, in order to complete the proposed Business Combination on a tax preferred basis to the parties hereto.  Pursuant to the terms of the Business Combination, the current holders of Sea Dragon Shares will receive up to a maximum of 40,497,500 shares in the capital of Mogul (being approximately 1 share in the capital of Mogul for each Sea Dragon Share currently held).  The Sea Dragon Warrants, the Sea Dragon Finder’s Options, and the Sea Dragon Options will be exchanged for warrants and options respectively exercisable to acquire common shares in the capital of Mogul on the same basis, on economically equivalent terms.  However, the exercise (strike) price of the Sea Dragon Options will be amended to conform to the exercise price that is set on the Mogul Options.

10.
The United States Securities and Exchange Commission (SEC) may require some (or all) of the common shares in the capital of Mogul (or shares of the resulting issuer, as applicable) issued or issuable pursuant to paragraph 9 hereof to be restricted pursuant to the requirements of U.S. securities laws.  In particular, securities of the directors and senior officers of Mogul or the resulting issuer, as applicable, will be subject to restrictions in accordance with the foregoing.

11.
Each of Mogul and Sea Dragon may, depending on the structure of the Business Combination, be required to call a meeting of its respective shareholders (the “Shareholders’ Meetings”) to approve, among other matters, the Business Combination, if required as detailed below, and certain other matters ancillary or relating thereto. However a Shareholders’ Meeting may still otherwise be required by Mogul depending on the structure of the Business Combination, for example, to approve an amalgamation (if by amalgamation) or to change Mogul’s name, or to change auditors.

12.
Mogul and Sea Dragon shall use their best efforts to negotiate in good faith the Definitive Agreement by September 1, 2007, or such later date as the parties mutually agree to, such agreement to be in form and substance satisfactory to the parties, including representations and warranties of each party customary in transactions of this nature.

13.
The parties agree that the date of closing of the Business Combination (the “Closing Date”) will occur within five (5) business days following receipt of shareholder approval by the shareholders of Mogul and Sea Dragon of the Business Combination at the Shareholders’ Meeting, or in writing, if required.  The Closing Date shall, in any event, occur not later than September 10, 2007, or such other date as the parties may mutually agree to.  If the Closing Date does not occur by September 30, 2007, or such other date as the parties may mutually agree to, either party may terminate its obligations with respect to the completion of the Business Combination contemplated herein without further obligation by either party, save and except as provided for in section 23 hereof.

14.
Other than as described below, each of Mogul and Sea Dragon will pay for their respective costs incurred pursuant to the transaction contemplated herein, including legal and accounting costs, whether or not the Business Combination contemplated herein is completed.

15.
For the purposes of allowing Mogul and Sea Dragon to review the business and affairs of each other so as to enable each to determine if there are any facts relating to which, if known to the other party, would cause it to elect not to proceed with the Business Combination, Mogul and Sea Dragon hereby permit each other and their auditors, legal counsel and other advisors to conduct, upon execution hereof, up to and including the Closing Date, such investigations of financial conditions, contractual obligations, business affairs and corporate affairs as each party may deem reasonably necessary or advisable in order to ensure that each of the representations, warranties, covenants and agreements as are required by each party.

16.
Following the completion of the Business Combination, the board of directors of Mogul shall initially be comprised of up to seven (7) directors.  It is anticipated that the following individuals will be directors or officers of Mogul following completion of the Business Combination:

•	David M. Thompson, CEO / Director;
•	Naeem Tyab, President / Director;
•	Ernie Pratt, Director;
•	Jeff Ratcliffe, Treasurer;
•	Sean B. Malcolm, Secretary / Director;
•	Ahmed Farid Ahmed Moaaz, Director;
•	Barry G.M. Wood, Director.

The remainder of the directors will be determined at a later date.

17.	The Board of Directors of Mogul will determine who to appoint as auditors following completion of the Business Combination.

18.
The respective obligations of the parties to consummate the Business Combination contemplated herein shall be subject to the fulfillment of all of the following conditions on or before the Closing Date:

(a)	the receipt of all necessary regulatory and Exchange approvals;

(b)
there shall be no adverse material change in the business, affairs or operations of either Sea Dragon or Mogul between the date of the latest available financial statements (prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP) consistently applied) and the Closing Date;

(c)	the review, to the sole satisfaction of Mogul, of the financial condition, business, properties, title, assets and affairs of Sea Dragon;

(d)	the review, to the sole satisfaction of Sea Dragon, of the financial condition, business, properties, title, assets and affairs of Mogul;

(e)	the approval of the Business Combination and the matters herein provided by the board of directors of each of Mogul and Sea Dragon;

(f)	the requisite approval of the shareholders of Mogul and Sea Dragon of the Business Combination and the other matters provided for in the Disclosure Document at the Shareholders’ Meetings; and

(g)	the entering into of the Definitive Agreement.

19.
Each of Mogul and Sea Dragon will provide such information as to its financial condition, business, properties, title, assets and affairs (including any material contracts) as may reasonably be requested by the other party, including information contemplated by paragraph 15 which has not become generally available to the public, was not available to a party or its representatives on a non-confidential basis before the date of this letter agreement or does not become available to a party or its representatives on a non-confidential basis from a person who is not, to the knowledge of the party or its representatives, otherwise bound by confidentiality obligations to the provider of such information or otherwise prohibited from transmitting the information to the party or its representatives, will be kept confidential by each party (the “confidential information”).  Prior to releasing any confidential information, Mogul or Sea Dragon, as applicable, may require the recipient of the confidential information to enter into a mutually acceptable confidentiality agreement.  No confidential information may be released to third parties without the consent of the provider thereof, except that the parties hereto agree that they will not unreasonably withhold such consent to the extent that such confidential information is compelled to be released by legal process or must be released to regulatory bodies and/or included in public documents.

20.	(a)	Mogul will not, without the prior written consent of Sea Dragon (which consent will not be unreasonably delayed, conditioned or withheld), prior to the Closing Date:

(i)	issue any securities, other than pursuant to the exercise of the Mogul Options, or in relation to the 625,000 shares reserved for issuance upon the exercise of warrants;

(ii)	incur or commit to incur any debt;

(iii)
make any expenditures out of the ordinary course of business, other than in connection with its ongoing public filing requirements, due diligence investigations with respect to the Business Combination and the completion of the Business Combination contemplated herein;

(iv)	declare or pay any dividends or distribute any of its properties or assets to shareholders;

(v)	enter into any material contracts, other than in the ordinary course of business or in connection with the Business Combination;

(vi)	alter or amend its articles or by-laws, other than in connection with the transactions contemplated herein (if required);

(vii)	sell, pledge, lease, dispose of, grant any interest in, encumber or agree to sell, pledge, lease, dispose of, grant any interest in or encumber any of its assets;

(viii)	redeem, purchase or offer to purchase any of its common shares or other securities; or

(ix)	acquire, directly or indirectly, any assets, including but not limited to securities of other companies, other than in the normal course of business.

(b)	Sea Dragon will not, without the prior written consent of Mogul (which consent will not be unreasonably delayed, conditioned or withheld), prior to the Closing Date:

(i)	issue any securities, other than securities issued pursuant to the exercise of the Sea Dragon Warrants, the Sea Dragon Finder’s Options or the Sea Dragon Options;

(ii)	incur or commit to incur any debt, except in the ordinary course of business, or to finance its working capital requirements, or as otherwise contemplated herein;

(iii)
make any expenditures out of the ordinary course of business, other than due diligence investigations with respect to the Business Combination and the completion of the Business Combination contemplated herein;

(iv)	declare or pay any dividends or distribute any of its properties or assets to shareholders;

(v)	enter into any material contracts, other than in the ordinary course of business or in connection with the Business Combination;

(vi)	alter or amend its articles or by-laws, other than as contemplated herein, other than in connection with the transactions contemplated herein;

(vii)	engage in any business enterprise or other activity different from that carried on or contemplated as of the date hereof;

(viii)	sell, pledge, lease, dispose of, grant any interest in, encumber or agree to sell, pledge, lease, dispose of, grant any interest in or encumber any of its assets;

(ix)	redeem, purchase or offer to purchase any of its common shares or other securities; or

(x)	acquire, directly or indirectly, any assets, including but not limited to securities of other companies, other than in the normal course of business.

21.	(a)
Sea Dragon covenants and agrees with Mogul that, until the Termination Date (as defined below), it will not, without prior written consent of Mogul, directly or indirectly: (i) initiate, solicit, cause, facilitate or participate in any offer (confidential or otherwise) or expression of interest to acquire any assets of Sea Dragon outside of the ordinary course of business of Sea Dragon or any of its issued or unissued securities; (ii) except with regard to the Business Combination, pursue any other material amalgamation, merger, arrangement or sale of assets or make any other material change to the business, capital or affairs of Sea Dragon; or (iii) conduct any activity otherwise materially detrimental to the Business Combination.

(b)
Mogul covenants and agrees with Sea Dragon that, until the Termination Date (as defined below), it will not, without prior written consent of Sea Dragon, directly or indirectly: (i) initiate, solicit, cause, facilitate or participate in any offer (confidential or otherwise) or expression of interest to acquire any issued or unissued securities of Mogul or any shares or assets of a third party; (ii) except with regard to the Business Combination, pursue any other material amalgamation, merger, arrangement or make any other material change to the business, capital or affairs of Mogul; or (iii) conduct any activity otherwise materially detrimental to the Business Combination.

22.
The parties will advise each other, in advance, of any public statement which they propose to make in respect of the transaction contemplated herein, provided that no party shall be prevented from making any disclosure statement which is required to be made by law or any rule of a stock exchange or similar organization to which it is bound.  Upon the execution of this letter of intent, Mogul will issue a press release and Sea Dragon shall have the ability to review, comment on and approve the content of such press release prior to its issuance.

23.
This letter agreement shall terminate: (i) upon mutual agreement in writing of all the parties hereto; (ii) upon execution of the Definitive Agreement; (iii) upon notice by a party hereto of termination of this Agreement due to a breach of the terms of this Agreement by the other party hereto, provided such breach has not been cured to the reasonable satisfaction of the other party within five (5) days of receiving written notice thereof; (iv) upon written notice by one party to the other party that on having completed its due diligence review in good faith, the terminating party is not prepared to complete the Business Combination as a result of its due diligence review; or (v) as provided in paragraph 13, September 30, 2007 (in each case, a “Termination Date”).

In the event of termination by any of the parties as provided for in this section 23, this letter agreement shall become void and of no effect, without any liability or obligation on the part of the parties hereto, other than sections 13 and 18 (as to the confidentiality of previously disclosed information) hereof.

24.
It is the parties’ intention that paragraphs 14, 15, 18, 19, 20, 21, 22, 23 and this paragraph 24 shall be legally binding on the parties when they or their representatives have executed this letter or an instrument expressing the parties’ wish to be bound hereby, the consideration for which shall be the mutual covenants of the parties contained herein.  The other provisions of this letter are not intended to be legally binding.  The invalidity or unenforceability of any particular provision of this letter agreement shall not affect or limit the validity or enforceability of the remaining provisions of this letter agreement.

25.	The laws of the State of Washington and the United States of America applicable therein shall govern this letter.

[Remainder of Page Left Blank Intentionally]

This letter may be signed in counterparts, which together shall be deemed to constitute one (1) letter of intent, and delivery of the counterparts may be effected by means of telecopier from us to you and from you to us.

Yours truly,

MOGUL ENERGY INTERNATIONAL, INC.

Per:	/s/ Naeem Tyab
Name:	Naeem Tyab
Title:	President

ACCEPTED this 30th day of July, 2007.

SEA DRAGON ENERGY INC.

Per:	/s/ David Thompson
Name:	David Thompson
Title:	President

[Signature Page to Letter of Intent dated July 30, 2007]

SCHEDULE “A”

MOGUL ENERGY INTERNATIONAL, INC.

Details of Mogul Options

Name of Optionee	Number of Common Shares issuable on exercise of Option	Exercise Price	Term

Naeem Tyab	1,000,000	TBD	10 years
President

Sean Malcolm	650,000	TBD	10 years
General Counsel
VP Business Development

Ernie Pratt	250,000	TBD	10 years
Director

Jeffrey Ratcliffe	200,000	TBD	10 years
Treasurer

Creenagh Flynn	200,000	TBD	10 years

Total	2,300,000